Exhibit 99.1

NEWS RELEASE

Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Balet
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Lucky Brand Nicole Buckley – PR Manager 213-443-2970 nbuckley@luckybrand.com

ALLIANCE DATA HELPS LUCKY BRAND OFFER REWARDS AND BENEFITS TO ITS
FASHION-FORWARD SHOPPERS WITH LAUNCH OF PRIVATE LABEL CREDIT CARD
PROGRAM

•	Alliance Data's card services business selected to provide branded credit card and marketing services for popular fashion retailer across in-store, digital and mobile channels
•	Card program to drive brand engagement and incremental sales as a result of a customized value proposition
•	Alliance Data's Epsilon® business to increase cardmember acquisition through its targeted, data-driven services

PLANO, TX – Feb. 8, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, announced today that its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit card programs, has signed a new agreement to provide private label credit card services for Lucky Brand (www.luckybrand.com). An iconic, all-American fashion retailer that began crafting vintage-inspired jeans in 1990, Los Angeles-based Lucky Brand operates 154 specialty retail and 82 outlet locations throughout the U.S., in addition to a growing online presence. This year, Lucky Brand also announced plans to bolster sales through an expanded portfolio of merchandise such as bedding and home décor products.

Alliance Data will develop and launch a card program for Lucky Brand, focusing on recognizing cardmembers with meaningful rewards for purchases made with the store-branded credit card. In addition to points earned through the credit card program, it will also provide cardmembers with special offers and exclusive benefits, such as certificates for discounts.

Carlos Alberini, chief executive officer of Lucky Brand, commented, "At Lucky Brand, we are obsessed with a concept we call Customer Centricity. This means that we put the customer at the center of everything we do as an organization. We are thrilled to be partnering with Alliance Data on this project, and we are excited to offer our customers amazing new benefits. Alliance Data has tremendous capabilities in this field, and we are very confident that they will help us launch one of the best programs in the market."

Alliance Data will support the Lucky Brand credit card with ongoing integrated marketing programs, including in-store, digital, and mobile, to drive brand loyalty and top-line sales. In addition, Alliance Data's Epsilon business will help grow the credit program by identifying potential new customers for Lucky Brand through its prospecting services.

Over the last five years, U.S. clothing store sales have increased 13 percent, according to the U.S. Census Bureau. Lucky Brand is part of the growing apparel market, which generated approximately $186 billion in clothing sales last year1. With specialty retailers facing increasing competition from major online retailers, Alliance Data's full suite of marketing and loyalty services enables clients like Lucky Brand to more effectively attract and gain more loyal, profitable customer relationships through data-driven insights.

"Lucky Brand has a proven business model and a record of creating a remarkable customer experience with quality merchandise that reflects its rich California heritage. We are excited to partner with this high-energy, distinct brand, which is solidly positioned in the fashion industry," said Melisa Miller, president of Alliance Data's card services business. "Alliance Data will draw on our retail experience and leverage our extensive expertise in the retail apparel category to engage Lucky Brand shoppers in new ways. Working collaboratively, we will use the assets of the Alliance Data family of companies to drive greater brand loyalty and increase sales through the credit program while helping Lucky Brand create deeper connections with customers."

1 Source: U.S. Census Bureau (https://www.census.gov/retail/index.html)

About Lucky Brand
Lucky Brand began crafting great-fitting, vintage-inspired jeans in Los Angeles in 1990. The company's distinctive Lucky look includes authentic hardware, personalized touches and playful details that appeal to the free-thinker, the artist, the dreamer. Lucky Brand inspiration doesn't just come from the rugged work wear of denim pioneers, but from the free spirit and laid-back lifestyle of its Southern California roots. Finding inspiration everywhere -- from the secluded outlooks of Big Sur, to the old-school tattoo parlors of Venice and the beautiful beaches of Malibu -- Lucky Brand references music, art and photography, both old and new, to create truly unique pieces that customers wear over and over again. The brand also produces apparel, shoes, accessories and jewelry for men and women that are sold in more than 200 retail stores within the U.S., high-end department and specialty stores, select stores in Canada, and online at LuckyBrand.com.

About Alliance Data's card services business
Based in Columbus, Ohio, Alliance Data's card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry's most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data's card services business has been helping partners increase sales and provide greater value to their cardmembers since 1982. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500 company headquartered in Plano, Texas. To learn more about how we're helping our partners know more so they can sell more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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